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                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE                                   PRESS CONTACT
                                                        Jennifer Dooley
                                                        Chief Financial Officer
                                                                   972-497-0359
                                                             jdooley@usdata.com


                         USDATA ANNOUNCES ACQUISITION OF
                           WIZARD INFORMATION SYSTEMS

         o Acquisition more than doubles USDATA's capabilities in sales, support, and delivery in Western Europe

         o USDATA gains a total solutions capability by leveraging industry-leading FactoryLink and Xfactory product lines

         o Larger portfolio of software assets will extend USDATA's presence into other functional areas of industrial operations

         o New offerings include solutions for customers looking to meet their operations and business demands for less than they are paying to support installed proprietary and antiquated systems

RICHARDSON, TEXAS, October 1, 2002 -- USDATA Corporation, a leading supplier of industrial automation software solutions, today announced its acquisition of all of the issued and outstanding stock of Wizard Information Systems, Ltd., a privately held company located in the United Kingdom and a major distributor of USDATA. In addition to expanding USDATA's portfolio of software assets, the acquisition provides direct access to new customers and markets by more than doubling USDATA's capabilities in sales, support, and delivery in Western Europe.

"We believe this acquisition substantially increases our participation in the European market and provides a software and services platform to propel our future growth," said Bob Merry, President and CEO of USDATA. "USDATA will now have direct access to many new customers and projects in Europe's largest industrial automation markets and the Wizard acquisition enables us to deliver a portfolio of products and services that comprise a total solution designed to meet the industrial automation needs of our customers."

As a result of the acquisition, Wizard will now be a wholly owned subsidiary of USDATA, managed by a separate board of directors. Adrian Wise and Dave Moody, formerly principal shareholders of Wizard, will serve as board members of the new subsidiary and retain day-



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to-day management control, ensuring uninterrupted service for Wizard's existing customers as the unified company moves forward.

"USDATA and Wizard customers will benefit tremendously from this transaction," said Wise. "We have invested heavily in building solutions for customers using USDATA's products in conjunction with our software, services, and know-how. Moody added, "USDATA now offers a more compelling solution for customers looking to meet their operations and business demands for less than they are currently paying to support closed, proprietary, and antiquated systems. Customers and partners throughout Western Europe will be able to draw upon our expertise in replacing these systems."

Wizard currently provides software and services for quality management, forecasting and planning, and scheduling applications in addition to USDATA's FactoryLink and Xfactory products. Wizard has offices in the United Kingdom, France, and the Netherlands.

USDATA acquired Wizard for $140,000 in cash; 220,752 shares of its common stock and 16,800 shares of its Series B Preferred Stock. In addition, the selling principals may receive up to 515,088 shares of USDATA common stock and 39,200 shares of USDATA Series B Preferred Stock based upon continued employment over 3 years and the future performance of Wizard.

USDATA today also announced that third quarter revenues are expected to fall significantly below second quarter levels largely due to a general economic slowdown in the industrial sectors. "Although we are disappointed with our third quarter performance, we think that the Wizard acquisition will help us develop a more robust sales pipeline and recover faster in this economy," said Bob Merry.


ABOUT USDATA
Now in its 28th year, USDATA Corporation (NASDAQ: USDC), headquartered in Richardson, Texas is a leading global provider of software and services that give enterprises the knowledge and control needed to perfect the products they produce and the processes they manage. Based upon a tradition of flexible service, innovation, and integration, USDATA's software currently operates in more than 60 countries around the globe, including seventeen of the top twenty-five manufacturers. USDATA's software heritage is born out of manufacturing and process automation solutions and has grown to encompass the industry's deepest product knowledge and control solutions. With an eye toward the future of e-business, USDATA continues to innovate solutions that will support the integration of enterprise production and automation information into the supply chain. The company has six offices worldwide and a global network of distribution and support



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partners. For more information, visit USDATA on the Web at www.usdata.com or
Wizard Information Systems at www.wizinfosys.com.

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 regarding revenues, margins, operating expenses, earnings, growth rates and certain business trends that are subject to risks and uncertainties that could cause actual results to differ materially from the results described herein. Specifically, the ability to grow product and service revenues may not continue and the company may not be successful in developing new products, product enhancements, or services on a timely basis or in a manner that satisfies customers needs or achieves market acceptance. Other factors that could cause actual results to differ materially are: competitive pricing and supply, market acceptance and success for service offerings, short-term interest rate fluctuations, general economic conditions, employee turnover, possible future litigation, and related uncertainties on future revenue and earnings as well as the risks and uncertainties set forth from time to time in the company's other public reports and filings and public statements. Recipients of this document are cautioned to consider these risks and uncertainties and to not place undue reliance on these forward-looking statements. All subsequent written and oral forward-looking statements attributable to the company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements.


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October 1, 2002
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